EXCLUSIVE DISTRIBUTION AGREEMENT


THIS  AGREEMENT  is  made  the  18th  day  of  December,  2001
----  ---------


BETWEEN
-------


          THE FEMALE HEALTH COMPANY, a company organized under the laws of the State of Wisconsin, having its place of business at 875 North Michigan Ave, Suite 3660, Chicago, Illinois 60611 (hereinafter referred to as "FHC"); and

          TOTAL ACCESS GROUP, INC., a company organized under the laws of the State of California, having its principal offices at 20322 Valencia Circle, Lake Forest, California 92630 (hereinafter referred to as "TAG")

                                   WITNESSETH:

WHEREAS, FHC and TAG wish to enter into an Agreement whereby TAG gains the exclusive right to market and sell FHC's product listed in Appendix A (the "Product") to the Public Sector within the fifteen (15) States listed in Appendix B (the "Territory");

WHEREAS, TAG possesses an organization to market and sell and distribute the Product in the Territory.

NOW THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the parties hereto have agreed and do hereby agree as follows:


IT  IS  HEREBY  AGREED
--  --  ------  ------


1.     APPOINTMENT
       -----------

1.01 Effective as of December 18, 2001 (the "Effective Date") and subject to the terms and conditions of this Agreement, FHC appoints TAG as its sole and exclusive distributor of the Product, labeled as fc female condom(R), in the Territory, for sales to the Public Sector in the Territory, including city, county and state agencies, not-for-profit agencies and community based organizations receiving public funding based within the Territory (the "Distributed Product"), but excluding sales to drug, food, grocery, natural products, adult market, retail military, electronic/internet commerce, and mass merchandisers, and TAG accepts this appointment. TAG acknowledges that Mayer Laboratories, Inc. is FHC's current appointed exclusive distributor for the Product outside the Public Sector, and TAG represents that it shall not engage in any activities that would infringe on such appointment.

1.02 Subject to Section 1.01, FHC agrees to refer to TAG all inquiries, original correspondence and orders received by FHC during the period of this Agreement, directly or indirectly, pertaining to sales or the possible distribution of Distributed Product in the Territory so long as TAG remains sole and exclusive distributor of the Product in the Territory.

1.03 Subject to Section 9.01, TAG shall purchase all its requirements of the Distributed Product from FHC or its designated Affiliate. "Affiliate(s)", as to either party, means any legal entity directly or indirectly controlling, controlled by or under common control with a party to this Agreement, and for purposes of this definition, "control" shall mean the power to direct or cause direction of the management and policies of an entity.

1.04 TAG shall commence actual sale and distribution of the Product as of the Effective Date.


3.     TERM
       ----

3.01 This Agreement shall be for an initial period of three (3) years following the Effective Date and shall continue thereafter (subject to earlier termination under Sections 6.01(b) and 20.01 below) for an additional one
     (1) year period (during which time the parties shall negotiate in good faith an additional renewal term(s) and applicable purchase price for the Product), unless and until terminated (i) by either party giving to the other not less than ninety (90) days written notice prior to the end of the initial term or any renewal or (ii) by a successor to substantially all of the assets of FHC or the conduct of the business of FHC in the Territory.


4.     MARKETING  SUPPORT
       ---------  -------

4.01 TAG shall at its own expense and at all times during the term of this Agreement actively promote and endeavor to increase sales of the Distributed Product throughout the Territory to all agencies and organizations potentially relevant to the Distributed Product, including the activities described in the Plan Summary for the Marketing and Sale of the Product attached as Appendix D.

4.02 TAG  shall:

     (a) In addition to its obligations in Section 15.01 below, submit to FHC a monthly and quarterly sales reports;

     (b) employ such numbers of staff having such qualifications and experience as may be necessary to enable TAG to carry out its obligations under this Agreement; and

     (c) establish and maintain adequate sales, education and marketing systems.

5.     ADVERTISING  &  PROMOTION
       -------------------------

5.01 Without affecting TAG's freedom to select the prices at which and other terms on which the Product is sold, TAG shall consult with FHC before publishing advertising or promotional material of the Product which has not already been reviewed by FHC.

5.02 TAG shall provide FHC with five copies of each item of promotional material referred to in Section 5.01 above upon its production.

5.03 In the event of any action either on the part of governmental or other authorities, "activists", consumer groups, lawyers, competitors, members of the public, physicians or institutions - alleging inappropriate, unlawful or unsubstantiated statements in any text prepared or suggested by FHC in relation to the Product, either in leaflets, sales manuals, promotional or packaging material or the like, TAG shall refrain from entering into any correspondence, defense, polemics, discussion or admission, except for acknowledging receipt and reporting to FHC within 7 days for negotiation, unless in the reasonable opinion of TAG it is necessary for it to take immediate action in order to prevent damage being done to the reputation of the Product in the Territory and in such circumstances FHC shall be immediately informed of the allegations raised and the manner in which they have been dealt with by TAG.


6.     STOCK  &  MINIMUM  PURCHASES
       ----------------------------

6.01 Following  the  Effective  Date:

     (a) TAG shall maintain a minimum stock of Distributed Product, which will be no less than an amount sufficient in TAG's reasonable judgement to meet customer requirements.

     (b) To maintain this Exclusive Distribution Agreement, during the initial thirty-six (36) month term, TAG shall purchase from FHC two million one hundred ninety thousand (2,190,000) Units (a "Unit" consisting of one (1) Product, regardless of packaging). The minimum commitment utilizes 2001 fiscal year Unit sales in the Territory of five hundred two thousand Units (502,000) as a basis. Minimum purchases in each of the first two twelve-month periods are five hundred two thousand Units (502,000). The third twelve-month period will be sufficient quantity to reach a total of two million one hundred ninety thousand Units (2,190,000) during the initial thirty-six month term.

     (c) FHC shall deliver Distributed Product to, and TAG shall take receipt of Distributed Product at, TAG's facility at the address first set forth above, upon the terms contained in Section 9 below.

     (d) On and after the Effective Date, TAG shall be responsible for handling and accept returns of Distributed Product from customers within the Territory.


7.     COMPETING  PRODUCTS
       -------------------

7.01 During the term of this Agreement and any renewal thereof, neither TAG nor any of its Affiliates shall market or sell in the Territory any products that compete with the Product, which in this context is defined as: any other female condom.

7.02 TAG represents that its present product range does not include any products that may compete with the Distributed Product in terms of the above definition.


8.     FORECASTS  AND  ORDERS
       ---------  ---  ------

8.01 TAG  shall  submit  in  writing  to  FHC:

     (a) firm orders for the Distributed Product to be supplied within the three months following the month in which the order is submitted which order shall specify the date on which delivery of such order is required; and

     (b) forecasts of its requirements for the Distributed Product to be supplied during the six months periods thereafter.

8.02 All orders for the sale of the Distributed Product to TAG shall be subject to the terms of this Agreement and to FHC's standard terms and conditions of sale from time to time in force, and no terms of TAG shall apply or have any effect, whether such terms appear on a written order or otherwise. In the case of any inconsistency between FHC's standard terms and conditions and this Agreement, the terms of this Agreement shall prevail.


9.     PRICES
       ------

9.01 During the term of this Agreement and any renewal thereof, TAG shall purchase its requirements of the Distributed Product from FHC. The Distributed Product supplied by FHC shall bear FHC's trademark, fc female condom or any future trademark approved by the parties, and shall be supplied to TAG at the price between eighty-five cents ($0.85) and eighty-eight cents ($0.88) per Unit. The price range is based on:

     (a)  2%  discount  for  payments  made  within 10 days of shipment ($0.88).

     (b) Accepting 1,000 loose bulk packs and 2% discount or purchasing at the rate of a half container (270,000 Units) and a 2% discount ($0.8655).

     (c) Purchasing at the rate of at least a half container (270,000 Units) directly from FHC's manufacturing facility, 2% discount, 1000 loose bulk packs ($0.85).

9.02 Subject to Section 9.01, TAG shall provide payment no later than 30-days from the date of invoice.

10.     DELIVERY
        --------

10.01 Delivery of the Distributed Product must be acknowledged by TAG by signing the receipt of FHC, its Affiliate or the carrier, as the case may be.

10.02 TAG  must  notify  FHC,  within  30  days:

     (a) of the date of delivery of any short delivery or any other apparent loss or damage to the Distributed Product; and

     (b)  if  delivery  is  delayed  beyond  the  expected  date  of  delivery.

     In the absence of such notice, the Distributed Product shall be conclusively deemed to have been delivered.

10.03 TAG shall not be entitled to refuse to accept a delivery by reason only of short or excess delivery unless the delivery is less than 90% of or exceeds 110% of the volume of the Distributed Product ordered.


11.     RISK  AND  PROPERTY
        -------------------

11.01 Risk shall pass to TAG upon receipt of the Distributed Product in accordance with Section 6.01(c) of this Agreement.

11.02 Title to the Distributed shall remain with FHC or its Affiliate, as the case may be, until such time as payment in full has been made by TAG for the Distributed Product together with any other sums payable in respect of the Distributed Product. TAG acknowledges that until such time, it is in possession of the Product solely as bailee and that the Distributed Product is held at TAG's risk.

11.03 At all times during which the Distributed Product is held at TAG's risk TAG, shall keep all such Distributed Product fully insured in its own name and at its own cost against all risk. Such insurance shall be for the full replacement value of the Distributed Product free from any restriction or excess.

12.     STORAGE  AND  OUT  OF  CONDITION  PRODUCTS
        ------------------------------------------

12.01 TAG shall store and transport the Distributed Product in conditions which will preserve the Distributed Product in good condition, including

     (a)  warehousing  and  product  shipment  operations  for  all  Distributed
          Product;

     (b) generate periodic reports in compliance with Section 15, report formats to be developed to the specifications of FHC in cooperation with TAG, together with such additional reports as may be reasonably requested by FHC; and

     (c) maintain complete records of all Product lots and shipped/destination of Product by lot number;


12.02 TAG shall not sell any of the Distributed Product which is out of condition, or beyond the expiration date, for any reason. For this purpose "out of condition" means Product (including packaging) which:-

     (a)  FHC  or FHC has informed TAG it would not regard as being saleable; or

     (b)  has  been  damaged  or  has  deteriorated.

12.03 If Distributed Product in the possession of, under the control of, or sold by TAG is or becomes out of condition, TAG shall, if requested by FHC, give all reasonable assistance to FHC in locating and recovering the out of condition Product and preventing its sale to third parties. TAG shall comply with any Product hold or Product recall requirements practiced by FHC and FHC(UK). With regard to the foregoing, the Distributed Product supplied by FHC or its Affiliate shall include the batch number and expiry date, or such similar designations for Distributed Product identification as may be appropriate.

12.04 All action by TAG pursuant to this Section 12 shall be taken at its own expense except in relation to Distributed Product that has been recalled by FHC, and except for any and all shipping costs incurred by TAG in relation to Distributed Product which is defective under the rules and regulations of the US Food and Drug Administration.


13.     COMPLIANCE  WITH  LAWS
        ----------  ----  ----

13.01 TAG shall comply with (and keep FHC fully informed of) all applicable laws, regulations (including but not limited to the regulations of the US Food and Drug Administration), industry standards, Codes of Practice, and other voluntary controls, concerning the Distributed Product in the Territory and any changes therein, including, but without affecting the general nature of this provision, obtaining at its own expense any license, permission or registration of whatever nature relating to the importation, marketing, sale and use of the Distributed Product by TAG.

13.02 FHC shall have the right, upon reasonable notice and during normal business hours, to inspect the facilities and records of TAG relating to the Distributed Product to assure compliance with the terms and conditions of this Agreement.


14.     PRODUCT  LIABILITY  AND  PRODUCT  REPLACEMENT
        -------  ---------  ---  -------  -----------

14.01 FHC(UK) shall replace any Distributed Product that is delivered to TAG that:

     (a)  is  not  in  a  saleable  condition  or

     (b) is out of condition (in accordance with the meaning given thereto in Section 12.02 above) or beyond expiration date,

     and is so notified by TAG to FHC(UK) within ninety (90) days following the date of delivery, or

     (c) is defective Product under the rules and regulations of the US Food and Drug Administration, and such defect is not the result of any action or negligence on the part of TAG.

14.02 TAG agrees to indemnify and hold harmless FHC, its associated companies and its respective directors, officers and employees against any and all claims, demands, proceedings, losses, costs and expenses which may be brought against, suffered or incurred by FHC or its or their respective directors, officers and employees, in consequence of any error, mistake, negligence, or breach under this Agreement, on the part of TAG or any of its employees or agents.

14.03 FHC agrees to indemnify and hold harmless TAG, its associated companies and its respective directors, officers and employees against any and all claims, demands, proceedings, losses, costs and expenses which may be brought against, suffered or incurred by TAG or its respective directors, officers and employees in consequence of any error, mistake, negligence, or breach under this Agreement, on the part of FHC or any of its employees or agents.

14.04 Without prejudice to Sections 14.01 and 14.03 above, FHC's obligation to replace Distributed Product as described in Section 14.01 above shall constitute the full extent of FHC's or its Affiliate's liability in respect of any loss or damage sustained by TAG for defective Product except for direct costs incurred by TAG caused by FHC's negligence. FHC and its Affiliates shall not be liable for any consequential loss or damages, including but not limited to any loss of business or profit, arising out of or in connection with any act or omission of FHC.

14.05 FHC and TAG agree that these provisions are fair and reasonable and that the most suitable method of dealing with any greater loss or damage which may be incurred by them is by taking out, in their names and at their expense, such insurance policies as they consider appropriate the particulars of which shall be notified in writing to the other for inclusion as Appendix E hereto but in any event without further recourse. Such insurance shall be in form and substance satisfactory to the other party.

14.06 In the event of a claim or demand being brought against either party, such party shall immediately notify the other party thereof and the party responsibility hereunder shall forthwith at its own cost handle such claim. The party giving notice hereunder shall provide the responsible party with such assistance as it may reasonably require.


15.     RECORDS,  REPORTING  AND  ACCESS  WITH  RESPECT  TO  THE  TERRITORY
        --------  ---------  ---  ------  ----  -------  --  ---  ---------

15.01 TAG shall provide FHC within the first fifteen days following each semi-annual period following the Effective Date with such records and any other information as FHC may reasonably require concerning its activities during the previous six months and for the six months thereafter, including a brief description of the general market conditions within the Territory and of TAG's advertising, educational outreach and promotional activities for the forthcoming six months period.

15.02 TAG  shall  provide  FHC  with  the  following records with respect to the
      Territory:

     (a) A quarterly and annual physical inventory report (by the fifth (5th) day following the end of each calendar quarter and year;

     (b)  detailed  monthly  sales  report  by  number  of  Units;  and

     (c)  semi-annual  report  of  returned  Product;

15.03 TAG and FHC shall report to the other (attention President) within forty-eight (48) hours of receipt any serious adverse reactions (as defined by the US Food and Drug Administration) from consumers or medical professionals regarding the Product in order that FHC TAG may determine how to deal with the matter. TAG and FHC shall report to the other any other medical device reactions or adverse drug reactions within fourteen
      (14) days of receipt thereof , whether occurring within or outside the Territory. TAG shall maintain record keeping in compliance with US Food and Drug Administration regulations and definitions. FHC shall oversee and provide reporting and communications as required by the US Food and Drug Administration.

15.04 FHC shall provide TAG with educational outreach and marketing information regarding the Product outside the Territory that it may receive from third parties from time to time and which FHC believes may be relevant or helpful to TAG.

16.     CONFIDENTIALITY
        ---------------

16.01 FHC and TAG agree that any and all information emanating from the other or any of their respective associated companies and not publicly known (including public information in a compilation which is not publicly known) but not including,

     (a)  information  that,  at  the  time  of  disclosure,  is publicly known,

     (b) information that, after disclosure, becomes publicly known other than as a result of a breach of this Agreement,

     (c) information that the recipient can show was known to it prior to the disclosure, and

     (d) information that the recipient can show was made known to it by a third party who was entitled to do so and who did not impose any obligation of confidentiality or restricted use,

     is confidential and proprietary to the party from whom it has emanated or its associated companies, as the case may be.

16.02 FHC and TAG agree that they will not during or after the termination of this Agreement use or disclose for any unauthorized purpose any such confidential information. FHC and TAG each accept full responsibility for any unauthorized use or disclosure of the other's confidential information by it or persons to whom it has disclosed the information, however caused.


17.     TRADEMARK
        ---------

17.01 FHC is the proprietor of the trademark described in Appendix C to this Agreement and/or its substitutes (the "Trademark") under which the Distributed Product is to be marketed by TAG.

17.02 TAG shall not sell the Distributed Product under any other name or mark than the marks used or approved by FHC in relation to the Product nor remove or obliterate those names or marks from the Product nor make any other alteration to the Product, its packaging or its labeling.

17.03 FHC reserves all its rights in the Trademark but hereby grants to TAG the exclusive right during the term of this Agreement to use the Trademark, or any future trademark agreed by the parties, in the Territory in connection with the promotion and marketing of the Distributed Product under Sections 4 and 5 of this Agreement.


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
17.04 The use of the Trademark by TAG shall at all times be in keeping with and maintain its distinctiveness and reputation as determined by FHC and TAG shall immediately cease any use not consistent therewith upon the reasonable direction of FHC in that respect.

17.05 TAG shall not use any mark which can be reasonably expected to cause confusion with the Trademark in its own corporate name or trading style on any product whatsoever. This obligation shall survive the termination or expiry of this Agreement and any extensions thereof.


18.     INTELLECTUAL  PROPERTY
        ------------  --------

18.01 Nothing in this Agreement shall entitle TAG to any rights in (other than the rights contained in Sections 17.03 of this Agreement) or to any Intellectual Property Right (as defined below) owned, controlled or used by FHC or any of its associated companies. All such rights, together with all associated goodwill, are and shall remain the sole property of FHC or its associated companies as the case may be.

18.02 TAG shall take all steps which FHC may from time to time consider to be necessary to perfect or protect FHC's Intellectual Property Rights including (but without limitation) carrying out any act FHC requires in connection with any registration and FHC shall reimburse TAG with any disbursements in connection herewith reasonably incurred by it with FHC's prior written approval.

18.03 TAG shall inform FHC promptly of any potential or actual infringement of any of FHC's Intellectual Property Rights and shall provide all assistance and information required by FHC in connection with any such infringement and shall, if FHC so requests, join in any court or other proceedings relating to such infringement. FHC shall reimburse any disbursements reasonably incurred by TAG in connection herewith with FHC's prior written approval.

18.04 In this Agreement, "Intellectual Property Rights" include, but are not limited to, any copyright, patent, registered design, unregistered design, logo, know-how, the Trademark and any other trademark, trade name or other designation, or get-up and any similar rights in any part of the world owned or used by FHC or any of its associated companies. Nothing contained in this Agreement shall in any manner be deemed to require FHC or any of its associated companies to take any action with respect to, defend, or maintain, any Intellectual Property Rights.


19.     FORCE  MAJEURE
        -----  -------

19.01 Neither party shall be liable for any failure to fulfill or delay in fulfilling any of its obligations under this Agreement (other than an obligation to pay monies) caused by any circumstances beyond its reasonable control, including but not limited to war, riot, civil commotion, accident, fire, flood, Act of God, strike, lock-out or other industrial dispute (whether affecting FHC's own employees or those of TAG), legislative or administrative interference, inability to obtain raw materials, provided that if the period of default continues for more than 6 months the other party shall be entitled to terminate the Agreement forthwith by notice in writing.


20.     TERMINATION
        -----------

20.01 In  addition  to  Section  3.01,  this  Agreement  may  be  terminated:

     (a) by FHC or TAG if the other is in material breach of any term of this Agreement, or of an individual contract for the purchase of the Product, and the defaulting party fails to remedy such breach within 30 days of receipt of written notification requiring it to do so; or

     (b) by FHC if TAG enters into or proposes voluntary arrangement or composition with its creditors or reconstruction of its debts or if its directors make a declaration of insolvency for the purpose of a members voluntary winding up, or if notice is given of a creditors winding up, or if a special resolution is passed that TAG be wound up by the court, or if an administrative or other receiver is appointed, or if the court makes an administration order or order that TAG be wound up by the court, or if TAG ceases to carry on its business or is unable to pay its debt, or.

     (c) by FHC if there is any material change in the beneficial ownership of TAG which FHC considers to be detrimental to its interests, or by TAG if there is any material change in the beneficial ownership of FHC which TAG considers to be detrimental to its interests.

20.03 Termination of this Agreement shall not affect the continuing validity and enforceability of Sections 14, 16, 17, 18 and 21.


21.     CONSEQUENCES  OF  TERMINATION
        ------------  --  -----------

21.01 Upon  termination  of  this  Agreement  for whatever reason or its expiry:

     (a) TAG's authority to sell Distributed Product which have not been paid for, if applicable, shall cease, and all such Product and other property of FHC or its associated companies in TAG's possession or control shall, at FHC's request (upon which FHC shall be responsible for any applicable shipping costs), be immediately delivered to FHC or its designee (or at FHC's option, made available for collection by it, for which purpose FHC's representatives are granted access to any place where such Product may be) and all monies owed by TAG to FHC or its Affiliates, as the case may be, in respect of those of the Distributed Product not paid for, if applicable, but sold or supplied by TAG prior to the withdrawal of TAG's authority shall immediately be paid to FHC;

     (b) any or all stocks of Product or advertising material in saleable condition owned by TAG may at FHC's option (exercisable by written notice) be repurchased by FHC or its nominee within 30 days of notice of termination at landed cost price, failing which TAG shall be at liberty to sell the same;

     (c) TAG shall cease to represent in any way that it is an authorized distributor of the Product and shall return to FHC all advertising material, customer records and all other documents as well as demonstration equipment belonging to FHC and shall not make any further use of any of FHC's or its associated companies' Intellectual Property Rights;

     (d) TAG shall use its best endeavors to provide FHC with the historical data of those customers provided to TAG by FHC (including such other customers within the Territory to whom TAG has sold the Product, if TAG shall have caused the termination of this Agreement) and will inform all of their female condom customers of the termination of this Agreement howsoever occasioned;

     (e) TAG shall assign to FHC within 30 days of notice of termination free of charge all approvals, consents, registrations and licenses (if any) relating to the marketing and sale of the Product and execute all documents and do all things necessary to ensure that FHC shall have the benefit of such approvals, consents, registrations and licenses; and

     (f) Within 15 days following notice of termination, TAG and FHC will meet to agree upon all procedures, options and obligations outlined in
          Section 21. At such meeting the parties shall determine guidelines regarding the release and content of communication relating to the termination and the effects hereof to any third person. From the time of such meeting, FHC shall be free to contact any customer of TAG and TAG shall use its best endeavors to assist FHC in arranging contacts with any such person concerned.


22.     RELATIONSHIP  OF  THE  PARTIES
        ------------  --  ---  -------

22.01 FHC and TAG agree that the relationship between them shall be that of independent contractor. TAG shall not assume any obligations, nor make any representations, on behalf of FHC or its associated companies nor bind them in any manner whatsoever. TAG is not the agent or partner of FHC or its associated companies. Nothing in this Agreement shall affect TAG's freedom to select the prices at, and terms on which, it resells the Distributed Product.

23.     ASSIGNMENT
        ----------

23.01 TAG may not assign in whole or in part any of its rights under this Agreement or any rights arising from any individual contract for the purchase of the Distributed Product.

23.02 FHC shall be entitled to assign its rights under this Agreement to a successor to substantially all of the assets of FHC or the conduct of the business of FHC in the Territory without the prior consent of TAG.

      Any assignment by FHC shall be subject to the terms and conditions of this Agreement.



24.     NOTICES
        -------

24.01 Notices shall be in writing sent to FHC and TAG at their respective addresses first set forth above, or to such other address as may from time to time (by notice to the other party) be designated, and notices shall be deemed to have been duly given;

     (a)  on  the  date  of  delivery  if  delivered  by  hand;

     (b) by facsimile transmission, (FHC at 312-280-9360 and TAG at 949-855-0810) provided that confirmed copy is mailed within 48 hours following transmission as provided herein; or

     (c)  10  days  after  the  date  of  posting  if  sent  by registered mail.

     In proving service by post, it shall be sufficient to prove the envelope containing the notice was properly addressed, stamped and posted.


25.     ENTIRE  AGREEMENT
        ------  ---------

25.01 This Agreement contains all the terms of the Agreement between FHC and TAG in respect of the Product, and supersedes all previous representations, negotiations, arrangements and agreements. The headings in this Agreement are for convenience of reference only.

25.02 Any variation of this Agreement shall be effective only if agreed or confirmed in writing and signed by both parties to this Agreement and the intention to amend this Agreement is clearly expressed.

25.03 The invalidity of any provision in this Agreement shall not effect the continuing enforceability of the remaining provisions.

25.04 All rights and remedies expressly granted to the parties are cumulative and do not affect any other rights or remedies which the respective parties may otherwise have at law.


26.     WAIVER
        ------

26.01 The waiver of any right by either party shall not be construed as a waiver of the same right at a future date or as waiver of any other right.


27.     APPLICABLE  LAW
        ---------------

27.01 This Agreement shall be governed by and interpreted under the laws of the State of Illinois. The parties hereby submit to the exclusive jurisdiction of the courts for the State of Illinois, including federal courts, the determination of any question or dispute arising in connection with this Agreement or any contract for the sale of the Product.


IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

THE  FEMALE  HEALTH  COMPANY     TOTAL  ACCESS  GROUP,  INC.



By   ____________________________     By     _________________________
     Name: Mary Ann Leeper, Ph.D.            Name:
     Title:     President                    Title:

                                   APPENDIX A



Definition  of  Product(s):


Tubular prophylactic plastic barrier device for protection against transfer of infectious matter and against pregnancy during sexual intercourse.

                                   APPENDIX B



Territory:

Alaska
Arizona
California
Colorado
Hawaii
Idaho
Montana
Nevada
New  Mexico
Oklahoma
Oregon
Texas
Utah
Washington
Wyoming

                                   APPENDIX C



Trade  Mark:
                          Class         Registration  No.
                          -----         -----------------

fc  female  condom          10          Serial  No.  76040657

                                   APPENDIX D


PLAN  SUMMARY  FOR  THE  MARKETING  AND  SALE  OF  THE  FEMALE  CONDOM


Summary:
The market for The Female Condom can be successfully increased through meeting goals in the following areas:
1)  Servicing  the  customer
2)  Effective  Communication
3)  Custom  Packaging
4)  Pricing
5)  Marketing  which  incorporates  Education  and  Program  Development

Goals:

1) Service Goal: TAG's number one priority is the quality of service to customers.
a) Inventory: To meet sales and service goals, TAG must maintain sufficient quantities of inventory to support customer's orders.
b)  All  orders  received  by  1pm  are  shipped  the  same  day.
c)  All  calls  from  customer  or  product inquiries are returned the same day.

2) Communication Goal: Create emphasis in all marketing and communication that educates the users of the benefits of the  Female  Condom.
a) Maintain inventory of relevant educational materials to make available to customers.
b) Look for and identify opportunities for FHC to train and educate new buyers about the Female Condom including conferences, presentations, educational video, other venues and possible press releases.
c) Create "educational" marketing focus with emphasis on advantages of using the Female Condom as an alternative choice  for  women.

3) Custom Packaging Goal: Maintain inventory in bulk case sizes that make Female Condoms accessible to all public sector  customers
a)  Case  of  1000
b)  Bag  of  100
c) Smaller quantities of condoms to be made available as requested by any customer.
d) Safer sex kit. TAG has a standard Safe Sex kit that customers can purchase preassembled that has (3) Female
    Condoms (3) lubricants, and (1) Female Condom information flyer, all packed into a 4x6 clear plastic resealable bag.
    This is a premade kit for Non-profit customers that allows customers to have them delivered ready to pass out.
    Fourteen  different  kits  of various condom/lubricant configurations exist.

4) Pricing Goal: Maintain public sector pricing levels without substantial discounting.
a) State and County Contracts: Add Female Condoms to each of the West region's state and local health department contracts.
b) Mid size orders: rather than a formal bid, many organizations often negotiate prices when they are making a  purchase  of  5,000  units  or  more.
c)  Small  orders:  TAG's  customers  order  off  their  price  list.

5) Marketing Goal: Execute marketing plan and strategy to support expansion in the various public sector market segments. This will be accomplished by aggressively marketing the Female Condom to all public sector organizations in the Western U.S. involved in family planning and STD/HIV prevention work. Public Sector Market Segments for The Female Condom include the following categories:
1)  State,  County,  and  Local  Health  Departments
2)  Family  Planning  Clinics
3)  Women's  Health  Programs
4)  Education  and  Prevention  Programs
5)  HIV  Counseling  and  Testing  Sites

6)  Aids  Case  Management  Programs
a) Telemarketing campaign: Push sales through telemarketing. Ensure we have correct buyer identified and cultivate as many personal relationships as possible. This aspect of marketing will be utilized to sell strengths of the Female
    Condom and find out what needs to be done to compete. This is to be executed in concert with a mail campaign.
b) Mail campaign: TAG will provide all public sector entities in the Western Region with Female Condom information (and samples as appropriate) by the end of calendar year 2002. This will be done in a focused state by state process.
c) Trade Show/Conference campaign: TAG to participate as a sponsor, exhibitor, or in other capacities that are productive to establish relationships with the public sector organizations. This is a good forum to build awareness of female condoms and spend face to face time with a large number of potential customers. Many states do not purchase directly but instead allocate funds to CBO's who in turn purchase directly. Conferences are an effective method  of  educating  these  grass  root  CBO's and Family Planning Buyers.
d) Education campaign: An educational component will be included in all Female Condom marketing materials to educate customers  on  the  features and the benefits of choosing the Female Condom.
e) Internet campaign: TAG will utilize the Internet as a means to expand Female Condom sales.
    Provide customers with access to information on Female Condoms. Allow for ease of accepting orders from bulk customers that are web savvy and  prefer  this  method  of  ordering.
    Provide safer-sex and prevention information via documents posted or hot link to other educational sites.
    Register with national/federal and other agencies where possible as a source for Female Condoms.
    Additionally, FHC's website, email, telephone, fax and address will be listed.

                                   APPENDIX E



Details  of  FHC's  and  TAG's  product  liability  insurances:

                                (to be provided)

                                   APPENDIX F